UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

Jefferies Financial Group Inc.

(Exact name of registrant as specified in its charter)

New York	001-05721	13-2615557
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

520 Madison Ave., New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00 Per Share	JEF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of Shareholders on April 17, 2020.

Our incumbent directors were re-elected to our Board of Directors and received the following votes:

	Number of Shares
	For	Against	Abstain	Broker Non-Votes
Linda L. Adamany	207,128,244	7,520,974	587,744	27,309,096
Barry J. Alperin	201,783,926	12,013,383	1,439,653	27,309,096
Robert D. Beyer	194,294,351	20,186,103	756,508	27,309,096
Francisco L. Borges	206,774,642	7,668,506	793,814	27,309,096
Brian P. Friedman	209,619,333	5,041,770	575,859	27,309,096
MaryAnne Gilmartin	206,772,145	7,723,416	741,401	27,309,096
Richard B. Handler	210,775,401	3,939,477	522,084	27,309,096
Robert E. Joyal	199,913,521	14,630,483	692,958	27,309,096
Jacob M. Katz	212,710,556	1,837,054	689,352	27,309,096
Michael T. O’Kane	202,364,743	12,180,887	691,332	27,309,096
Stuart H. Reese	212,895,494	1,620,581	720,887	27,309,096
Joseph S. Steinberg	209,509,039	5,123,726	604,197	27,309,096

Our shareholders approved our advisory vote on executive compensation. Voting results were as follows:

Number of Shares
For	148,538,020
Against	66,165,428
Abstain	533,514
Broker Non-Votes	27,309,096

Our shareholders ratified the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending November 30, 2020. Voting results were as follows:

Number of Shares
For	241,099,013
Against	994,330
Abstain	452,715

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERIES FINANCIAL GROUP INC.

Date: April 21, 2020	/s/ Roland T. Kelly
Roland T. Kelly Managing Director and Associate General Counsel